Two Harbors Investment Corp. August 2, 2012 2012 Second Quarter Earnings Call

2 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the inability to acquire residential real properties at attractive prices or lease such properties on a profitable basis, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Safe Harbor Statement

3 Executive Summary Delivered Exceptional Results and Advanced Strategic Initiatives  Delivered total return on book value of 6.9%1 and comprehensive income of $0.66 per share.  Achieved total stockholder return of 79.0% since we commenced operations in October 2009, or 23.5% on an annualized basis2.  Book value increased to $9.94 per share due primarily to appreciation in Agency and non-Agency RMBS holdings, net of hedges.  Core Earnings3 of $0.35 were impacted by hedging costs, timing of February 2012 capital deployment and lower net interest spreads from securities acquired in recent months.  Completed an accretive public stock offering in mid-July for net proceeds of ~$592 million.  Established an at-the-market offering program and raised ~$78 million. (1) See Appendix, page 14 for calculation of Q2-2012 return on book value. (2) Source: Bloomberg. Data as of July 31, 2012. (3) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions and certain gains or losses on derivative instruments. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities (“Agency Derivatives”) and premium income on or loss on credit default swaps.

4 Key Macroeconomic Update Key Macroeconomic Factors that Impact our Business  Home Prices ― Signs of stabilization and even improvements in certain markets. ― National home prices were up 0.2% year-over-year as of June 30, representing the first annual increase since 20071 ― Buying single family residential properties provides key insights for managing the company’s Non-Agency portfolio.  Interest Rates ― Maintain position that low interest rates will benefit funding costs over next few years. ― U.S. 10-year Treasuries fell to an all-time low in June 2012 of 1.46%.  Employment ― Reduction in the unemployment rate has remained muted. (1) Source: Zillow Inc, as of July 24, 2012.

5 Business Diversification  Single Family Residential Properties ― Purchased $72 million in properties as of June 30. ― Amassed a portfolio of approximately $120 million of properties as of the end of July. ― Represents an attractive asset class given long duration, current yield and potential home price appreciation.  Asset Securitization ― Continue to monitor the environment while maintaining an opportunistic approach.

6 110 Financial Summary 110  Core Earnings1 increased to $76.1 million, or $0.35 per weighted average share.  Drivers of Core Earnings ― Impacted by capital deployment from February 2012 capital raise ― Lower net interest spreads on securities acquired in recent months ― Consistent expense ratio ― Cost of hedges to protect book value  Increased number of counterparties and extended maturity profile of repurchase agreements.  Average investment in real estate of $32 million and an immaterial impact on Q2-2012 earnings from these operations. $31.4 $51.8 $55.6 $63.7 $76.1 $0.41 $0.40 $0.40 $0.34 $0.35 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.0 $20.0 $40.0 $60.0 $80.0 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Core Earnings ($M) Core EPS ($) (1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions and certain gains or losses on derivative instruments. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities (“Agency Derivatives”) and premium income or loss on credit default swaps. Financial Highlights Core Earnings1 Expense Ratio 1.1% 0.9% 1.0% 0.8% 0.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Operating Expenses as % of Average Equity

7 Book Value Change in Stockholders’ Equity (In millions, except for per share amounts) Q1-2012 Book Value Q1-2012 Book Value per Share (diluted basis)1 Q2-2012 Book Value Q2-2012 Book Value per Share (diluted basis)1 Beginning stockholders’ equity $ 1,270.1 $ 9.03 $ 2,072.2 $ 9.67 Net proceeds from common stock issuance 692.0 0.13 55.6 0.01 GAAP Net Income: Core Earnings, net of tax 63.7 0.30 76.1 0.35 Realized losses, net of tax (1.9) (0.01) (20.6) (0.09) Unrealized mark-to-market losses, net of tax (10.0) (0.05) (31.5) (0.14) Other Comprehensive Income, net of tax 143.9 0.67 117.6 0.54 Dividend declaration (85.7) (0.40) (87.1) (0.40) Other 0.1 - 0.4 - Ending stockholders’ equity $ 2,072.2 $ 9.67 $ 2,182.7 $ 9.94 (1) Diluted shares outstanding at end of period are used as the denominator for the change in book value per share calculation.

Portfolio Performance Summary 8 110 110  Achieved total return on book value of 6.9%1 for Q2-2012.  Performance driven by both Agency and non- Agency strategies.  Agency portfolio experienced narrower net interest spread. 4.7% 4.3% 3.5% 3.5% 3.3% 8.8% 9.8% 9.7% 9.7% 9.6% 5.4% 5.5% 4.8% 4.9% 4.6% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Agency RMBS Non-Agency RMBS Aggregate Portfolio (1) See Appendix, page 14 for calculation of Q2-2012 return on book value. (2) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $6.7 million and $7.6 million for the first and second quarter of 2012, respectively, contributing an additional 0.4% and 0.3% to Agency yields for the first and second quarters of 2012, respectively, and an additional 0.2% to aggregate annualized yields in both periods. (3) Source for benchmark indices: Bloomberg. Sector Q2-2012 Agency Strategy: Barclays US MBS Fixed Rate Index vs. duration-matched swap at 6:1 leverage 3.7% Credit: ABX 06-2 AAA 3.2% Proxy for 50% Agency and 50% Non-Agency Strategy 3.4% Two Harbors’ Return on Book Value 6.9% Three Months Ended March 31, 2012 June 30, 2012 Agency Non- Agency Aggregate Portfolio Agency Non- Agency Aggregate Portfolio Annualized Yield2 3.5% 9.7% 4.9% 3.3% 9.6% 4.6% Cost of repurchase agreements (0.4%) (2.3%) (0.7%) (0.5%) (2.3%) (0.7%) Cost of interest rate swaps & swaptions (0.3%) - (0.3%) (0.3%) - (0.3%) Cost of financing (0.7%) (2.3%) (1.0%) (0.8%) (2.3%) (1.0%) Net interest spread 2.8% 7.4% 3.9% 2.5% 7.3% 3.6% Portfolio Highlights Annualized Yields by Portfolio2 Net Interest Spread Benchmark Indices4

9 Low Loan Balance Pools Outperformed Performance of Low Loan Balance Pools 30-Year TBA Fannie 4.5 Two Harbors’ 30-Year $85K Max Pools 4.51 Payup Price, As of March 31, 20122 $ 106.39 $ 109.22 $ 2.83 Price, As of June 30, 20122 $ 107.33 $ 111.35 $ 4.02 Change in Price ($) $ 0.94 $ 2.13 Change in Price ($) $ 0.94 $ 2.13 Loss Due to Realized CPR ($) $ (0.47) $ (0.16) Realized 3-month CPR (Annualized %) 25.6% 5.6% Coupon Income ($) $ 1.13 $ 1.13 Total ($) $ 1.60 $ 3.10 Incremental HPR Return Holding Period Return (HPR %) 1.50% 2.84% 1.34% Expected Yield at June 30, 2012 Price3 1.85% 2.63% Projected Long-Term CPR (Annualized)3 26.8% 10.6% (1) Securities collateralized by loans of less than or equal to $85K with a coupon of 4.5%. (2) Prices for Two Harbors’ $85K Max Pools 4.5 as of March 31, 2012 and June 30, 2012 were calculated based on the weighted average prices of the securities in the portfolio. (3) Source: Barclays as of June 29, 2012.

RMBS Portfolio Composition 10 Portfolio Composition (1) Includes Agency Derivatives (“IIOs”) of $277 million as of June 30, 2012. (2) Home Equity Conversion Mortgage loans (or “HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. As of June 30, 2012 $11.0B RMBS Portfolio Agency Bonds $9.0B (82%) Non-Agency Bonds $2.0B (18%) 110 Highlights Targeted Capital Allocation  Continued focus on Sub-Prime bonds, which represent 84% of the non-Agency portfolio.  Capital allocation shifted slightly in favor of Agency securities. 50% 60% 60% 55% 55% 52% 55% 50% 40% 40% 45% 45% 48% 45% 30% 40% 50% 60% Agency Allocation Non-Agency Allocation Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Mezzanine $416 30-Year Fixed $5,669 Hybrid ARMs $222 Senior $1,592 Non-Agency Other $4 IOs and IIOs1 $395 15-Year Fixed $557 HECM2 $1,505 Other-Fixed $641 $ Millions

Key Portfolio Metrics

Portfolio Metrics

- Continued to realize low and stable CPRs
- 97% of Agency securities with implicit or explicit prepayment protection
- Targeted debt-to-equity ratios:
  - Agency: 6-7x
  - Non-Agency: 1.0-1.5x

Portfolio Metrics		Q1-2012	Q2-2012
Agency	Weighted average 3-month CPR	5.2%	5.6%
	Weighted average cost basis[1]	$107.5	$107.5
Non-Agency	Weighted average 3-month CPR	1.9%	2.1%
	Weighted average cost basis[1]	$51.9	$52.1
Change in equity value for +100bps change in interest rates[2]		0.9%	3.1%
Debt-to-Equity[3]		3.7x	4.3x

Hedging

- Continue to maintain low interest rate exposure.
- Over $3 billion in notional protection via swaptions with expiries averaging four years.
- Average pay rate on swaps of only 0.870%.

Financing

- Extended Wells Fargo facility to fund non-Agency securities
- Entered into 3-year and 4-year repo lines to fund up to $200 million in non-Agency securities
- Weighted average days to maturity for RMBS repo borrowings increased to 86 days from 80 days

(1) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $46.79 at June 30, 2012.
(2) Represents range of the percentage change in equity value for +100bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage.
(3) Debt-to-equity is defined as total borrowings to fund RMBS securities, residential mortgage loans and Agency Derivatives divided by total equity.

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TWO HARBORS Investment Corp.

110 12 RMBS Market Commentary 110  Interest rates at historic lows  Yields available in most target mortgage asset classes are generally lower  Agency ― Funding is expected to remain low ― Higher prepayments due to lower rates and effectiveness of HARP  Non-Agency ― Experienced sharp rally since end of second quarter ― Strong technicals: Few distressed sellers and significant capital raised in the sector ― Successful Maiden Lane 3 auctions Market Overview Yields Two Harbors’ Portfolio Yield Realized Q2-2012 At Jun. 30, 2012 Annualized yield1 4.6% 4.5% Agency1 3.3% 3.3% Non-Agency 9.6% 9.6% Cost of financing2 1.0% 1.0% Net interest spread 3.6% 3.5% Current Market Yield July 2012 Agency 2.00-2.75% Non-Agency 4.00-7.00% (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $6.7 million and $7.6 million for the first and second quarter of 2012, respectively, contributing an additional 0.4% and 0.3% to Agency yields for the first and second quarters of 2012, respectively, and an additional 0.2% to aggregate annualized yields in both periods. (2) Cost of financing RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $4.7 million and $7.7 million for the first and second quarter of 2012, respectively. Interest spread expense increased cost of financing RMBS by 0.3% for both periods.

13 Appendix

14 Q2-2012 Return on Book Value of 6.9% Return on book value (Per diluted share amounts, except for percentage) Book value at June 30, 2012 $ 9.94 Book value at March 31, 2012 9.67 Increase in book value 0.27 Dividend declared in Q2-2012 0.40 Return on book value ($) $ 0.67 Return on book value (%) 6.9%

110 Operating Performance 110 $9.73 $9.30 $9.03 $9.67 $9.94 $- $2.50 $5.00 $7.50 $10.00 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Book Value per Share ($) $13.5 ($18.0) $19.0 $195.7 $141.6 7.0% (5.6%) 6.0% 44.5% 26.6% -25.0% -5.0% 15.0% 35.0% ($20.0) $30.0 $80.0 $130.0 $180.0 Q2-2011 Q3-2011 Q4-2011 Q1-20 2 2 2 Comprehensive Income (Loss) ($M) Comprehensive Income (Loss) ROAE (%) $0.40 $0.40 $0.40 $0.40 $0.40 14.9% 18.1% 7.3% 5.8% 15.4% 0.0% 5.0% 10.0% 15.0% 20.0% $- $0.10 $0.20 $0.30 $0.40 $0.50 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Dividend per Share ($) Dividend Yield (%) (1) The second quarter 2012 dividend may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the quarter. 15 Book Value GAAP Net Income (Loss) Comprehensive Income (Loss) Dividends1 ($1.0) $54.6 $51.4 $51.8 $24.0 $(0.01) $0.42 $0.37 $0.28 $0.11 $(0.20) $- $0.20 $0.40 $0.60 ($10.0) $0.0 $10.0 $20.0 $30.0 $4 .0 $50.0 $60.0 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 GAAP Net Income (Loss) ($M) GAAP EPS ($)

Operating Performance

Operating Performance (In millions, except for per share amounts)	Core Earnings	Realized Gains	Unrealized MTM	Q1-2012 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q2-2012 Financials
Interest income	$ 85.5	$ -	$ -	$ 85.5	$ 105.9	$ -	$ -	$ 105.9
Interest expense	11.5	-	-	11.5	15.5	-	-	15.5
Net interest income	74.0	-	-	74.0	90.4	-	-	90.4
Net other-than-temporary impairment losses	-	-	(4.3)	(4.3)	-	-	(4.5)	(4.5)
Gain (loss) on investment securities, net	-	11.1	(1.2)	9.9	-	0.7	1.1	1.8
Loss on interest rate swap and swaptions[1]	(4.7)	(11.3)	(0.2)	(16.2)	(7.7)	(7.2)	(46.1)	(61.0)
Gain (loss) on other derivative instruments[2]	4.0	(4.8)	(8.0)	(8.8)	3.7	(24.1)	12.8	(7.6)
Other income (expense)	-	-	-	-	0.1	(0.1)	0.1	0.1
Total other loss	(0.7)	(5.0)	(9.4)	(15.1)	(3.9)	(30.7)	(32.1)	(66.7)
Management fees & other operating expenses	10.3	-	-	10.3	11.8	-	-	11.8
Net income (loss) before income taxes	63.0	(5.0)	(13.7)	44.3	74.7	(30.7)	(36.6)	7.4
Income tax benefit	0.7	3.1	3.7	7.5	1.4	10.1	5.1	16.6
Net income (loss)	**$ 63.7**	**$ (1.9)**	**$ (10.0)**	**$ 51.8**	**$ 76.1**	**$ (20.6)**	**$ (31.5)**	**$ 24.0**
Basic and diluted weighted average EPS	$ 0.34	$ (0.01)	$ (0.05)	$ 0.28	$ 0.35	$ (0.09)	$ (0.15)	$ 0.11
Supplemental data:								
Unrealized gains/(losses) on interest rate swaps and swaptions economically hedging repurchase agreements and available-for-sale securities				$ 7.3				$ (42.3)
Income benefit (expense)				(3.0)				6.0
Total				$ 4.3				$ (36.3)

(1) Second quarter 2012 loss on interest rate swap agreements of $6.9 million includes $0.7 million in interest costs for swaps associated with U.S. Treasuries.
(2) Core Earnings includes $2.7 million and $3.9 million of net premium amortization on credit default swaps for the first and second quarter of 2012, respectively.

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17 110 Portfolio Metrics Portfolio Yield Realized Q1-2012 At Mar. 31, 2012 Realized Q2-2012 At Jun. 30, 2012 Annualized yield1 4.9% 4.7% 4.6% 4.5% Agency1 3.5% 3.5% 3.3% 3.3% Non-Agency 9.7% 9.7% 9.6% 9.6% Cost of financing2 1.0% 1.0% 1.0% 1.0% Net interest spread 3.9% 3.7% 3.6% 3.5% Portfolio Metrics Q1-2012 Q2-2012 Agency Weighted average 3-month CPR 5.2% 5.6% Weighted average cost basis3 $107.5 $107.5 Non-Agency Weighted average 3-month CPR 1.9% 2.1% Weighted average cost basis3 $51.9 $52.1 Change in equity value for +100bps change in interest rates4 0.9% 3.1% Debt-to-Equity5 3.7x 4.3x Portfolio Yields and Metrics 110 Agency RMBS CPR Non-Agency RMBS CPR 3.0% 2.4% 2.4% 1.9% 2.1%0.0% 5.0% 10.0% 15.0% 20.0% Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Non-Agency RMBS CPR 5.0% 5.0% 5.6% 5.2% 5.6% 0.0 5.0% 10.0% 15.0% 20.0% Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Agency RMBS CPR (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $6.7 million and $7.6 million for the first and second quarter of 2012, respectively, contributing an additional 0.4% and 0.3% to Agency yields for the first and second quarters of 2012, respectively, and an additional 0.2% to aggregate annualized yields in both periods. (2) Cost of financing RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $4.7 million and $7.7 million for the first and second quarter of 2012, respectively. Interest spread expense increased cost of financing RMBS by 0.3% for both periods. (3) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would be $46.79 at June 30, 2012. (4) Represents range of the percentage change in equity value for + 100bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage. (5) Debt-to-equity is defined as total borrowings to fund RMBS securities, residential mortgage loans and Agency Derivatives divided by total equity.

Financing and Hedging Strategy

Interest Rate Swaps[1]

June 30, 2012

Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2012	$ 25	0.868%	0.522%	0.48
2013	2,275	0.713%	0.500%	1.06
2014	1,675	0.644%	0.517%	2.07
2015	2,070	1.039%	0.447%	2.87
2016 and after	2,090	1.053%	0.476%	4.28
	$ 8,135	0.870%	0.484%	2.55

Financing

Repurchase Agreements: RMBS and Agency Derivatives[2]	June 30, 2012 Amount ($M)	Percent (%)
Within 30 days	$3,168	33%
30 to 59 days	2,326	25%
60 to 89 days	1,692	18%
90 to 119 days	730	8%
120 to 364 days	1,391	15%
One year and over	129	1%
	$9,436	

Interest Rate Swaptions

June 30, 2012

		Option			Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 9.5	$ 0	3.38	$ 1,000	2.95%	3M Libor	5.4
Payer	≥ 6 Months	60.8	38.2	48.33	3,200	3.70%	3M Libor	9.6
Total Payer		$ 70.3	$ 38.2	48.33	$ 4,200	3.52%	3M Libor	8.6

(1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities.
(2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held-for-sale of $4.8 million as of June 30, 2012.

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19 Agency Securities as of June 30, 2012 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed ≤ 4.5% $ 4,028 $ 4,381 48.7% $ 4,303 4.1% 9 5.0-6.0% 1,045 1,165 13.0% 1,134 5.4% 35 ≥ 6.5% 106 123 1.4% 121 7.3% 123 $ 5,179 $ 5,669 63.1% $ 5,558 4.4% 17 15-Year Fixed ≤ 4.0% $ 524 $ 556 6.2% $ 520 3.3% 20 ≥ 4.5% 1 1 -% 1 6.8% 96 $ 525 $ 557 6.2% $ 521 3.3% 20 HECM $ 1,345 $ 1,505 16.7% $ 1,454 4.8% 11 Hybrid ARMs 205 222 2.5% 217 4.3% 94 Other-Fixed 572 641 7.1% 620 4.8% 50 IOs and IIOs 3,262 3951 4.4% 395 5.3% 77 Total1 $ 11,088 $ 8,989 100.0% $ 8,765 4.5% 23 (1) Market value of IOs of $118 million and Agency Derivatives of $277 million as of June 30, 2012.

Non-Agency Securities as of June 30, 2012

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$1,592	$416	$2,008
% of Non-Agency Portfolio	79.3%	20.7%	100.0%
Average Purchase Price[1]	$50.55	$57.91	$52.07
Average Coupon	1.9%	1.2%	1.7%
Collateral Attributes			
Average Loan Age (months)	71	89	75
Average Loan Size ($K)	$251	$176	$236
Average Original Loan-to-Value	78.4%	77.3%	78.2%
Average Original FICO[2]	642	634	640
Current Performance			
60+ day Delinquencies	39.2%	32.4%	37.8%
Average Credit Enhancement[3]	17.1%	33.8%	20.5%
3-Month CPR[4]	1.9%	2.8%	2.1%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine, and total non-Agency RMBS, excluding the company's non-Agency interest-only portfolio, would be $45.17, $54.02, and $46.79, respectively at June 30, 2012.
(2) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(3) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(4) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Agency: Vintage & Prepayment Protection Q1-2012 Q2-2012 $85K Max Pools1 38% 31% High LTV2 11% 21% HECM3 17% 17% Other Low Loan Balance Pools4 10% 11% Seasoned (2005 and prior vintages) 10% 7% Prepayment protected 7% 6% Low FICO5 4% 4% 2006 & subsequent vintages - Discount -% -% 2006 & subsequent vintages – Premium and IOs 3% 3% 21 Portfolio Composition as of June 30, 2012 Implicit or Explicit Pre-payment Protection Non-Agency: Loan Type Q1-2012 Q2-2012 Sub-Prime 84% 84% Option-ARM 11% 11% Alt-A 4% 4% Prime 1% 1% (1) Securities collateralized by loans of less than or equal to $85K. (2) Securities collateralized by loans with greater than or equal to 80% loan-to-value. (3) Home Equity Conversion Mortgage loans (or “HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation’s, or FICO, scoring model.